Lexaria Updates Sales Channels Efforts

Kelowna, BC / June 5, 2015 / Lexaria, Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) provides the following information regarding sales channels that the Company is developing.

Lexaria has to date sold small but increasing amounts of ViPovaTM Tea through the ViPova website. The Company has certain marketing strategies under development that could result in meaningful increased awareness and product sales prior to the end of the Company’s fiscal year (August 31).

To facilitate our sales, Lexaria has signed an agreement with a sales organization that specializes in sales to the medical marijuana dispensary industry. Direct sales representatives’ initiatives are to commence next week. The professional salespeople will introduce Lexaria products, beginning with ViPovaTM Tea and gradually introducing additional products as they become available. The focus of these sales efforts will be leading medical marijuana dispensaries, where customers are generally already informed of the beneficial properties of cannabidiol.

ViPovaTM Tea is now available at a small number of retail and online locations. We expect to soon have additional online and retail locations where ViPovaTM is available, and will announce all these locations soon. Lexaria has also begun welcoming affiliate sales people who are having increasing success selling the product both to individuals and to retail locations.

Lexaria has also continued efforts to make ViPova Tea available at Amazon.com and is awaiting a decision from Amazon regarding this sales channel, which has taken more time than expected.

Lexaria has also identified a particular health & fitness vertical sales channel that management believes will be very receptive to our CBD-fortified products, and is preparing a large marketing and sample provision campaign to this industry this summer, focused to start on Western US states. One particularly interesting aspect of this sales channel is that Lexaria currently has virtually no competition within it, since those companies that produce THC containing products are not permitted to sell within this channel in general. Lexaria’s products, using our proprietary patent-pending CBD infusion process, are uniquely positioned to deliver CBD through popular food and beverage categories.

Coordinated with our sales initiatives are our product development programs: we want our salespeople to have the ability to sell several unique food products sooner rather than later. Product development in the areas of hot chocolate, coffee, flavored teas and energy bars is all ongoing at this time.

About Lexaria
Lexaria is a food sciences company focused on the delivery of cannabinoid compounds procured from legal, agricultural hemp, through gourmet foods based upon its proprietary infusion technologies. www.lexarienergy.com

About ViPovaTM
ViPovaTM uses only legal CBD oil extracts, grown from agricultural hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of CBD within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for CBD/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. There is no assurance that the cannabinoid/lipid infusion technology will provide any increase in bioavailability to any individual person. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.